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                                                                   EXHIBIT 10.66

                     American Communications Services, Inc.
                             Annual Performance Plan


1.        PURPOSE.

The purpose of the Plan is to enable the Company, through awards of incentive compensation, to attract and retain employees; to motivate these employees to promote the long-term growth and profitability of the Company; and to associate the interests of these employees with those of the Company's stockholders.

2.        DEFINITIONS.

"Award" shall mean the annual incentive award granted to a Participant for a Performance Period under the Plan, the value of which shall be determined by the Committee.

"Board of Directors" shall mean the Board of Directors of the Company.

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Committee" shall mean the Compensation Committee of the Board of Directors.

"Company" shall mean American Communications Services, Inc.

"Disability" shall mean a disability under the Company's Long-Term Disability Plan.

"Employee" shall mean any person employed by the Company on a full-time, salaried basis.

"Exchange Act" shall mean the Securities Act of 1933, as amended.

"Fair Market Value" shall mean

               (i) if the security is not registered under the Exchange Act, the value of the security (A) most recently determined as of a date within six months preceding such date by an independent financial expert selected by the Company or (B) if no such determination shall have been made within such six month period, determined as of such date by an independent financial expert selected by te Company, or

               (ii) if the security is registered under the Exchange Act, the average of the daily market prices of the security for the 20 consecutive trading days immediately preceding such date or, if the security has been registered under the


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         Exchange Act for less than 20 consecutive trading days before such date, the average of the daily market prices for all trading days preceding such date for which daily market prices are available. The daily market price for each such trading day shall be: (A) in the case of a security listed or admitted to trading on any National Securities Exchange, the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day on the principal National Securities Exchange on which such security is listed or admitted, (B) in the case of a security not then listed or admitted to trading on any National Securities Exchange, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company, (C) in the case of a security not then listed or admitted to trading on any National Securities Exchange and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation source or a newspaper of general circulation in The City of New York customarily published on each business day, designated by the Company, or, if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported on the most recent day (not more than 10 days prior to the date in question) for which prices have been so reported or (D) if the prices specified in clause (A), (B) or (C) are not available, the Fair Market Value of a security shall be determined as if such security were not registered under the Exchange Act.

"Participant" shall mean an Employee who has been designated by the Committee to participate in this Plan.

"Performance Period" shall mean each fiscal year of American Communications Services, Inc. or such other period of time designated by the Committee with respect to which an Award shall be earned.

"Plan" shall mean the American Communications Services, Inc. Annual Performance Plan, as set forth herein, as from time to time amended and in effect.

"Retirement" shall mean retirement after age 65 or such earlier age as may be approved by the Company in writing.

"Sale" shall have the same meaning as in the Company's Amended 1994 Stock Option Plan.

"Stock" shall mean shares of common stock of the Company.


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"Target Award" shall mean the target Award for the Participant for that
Performance Period, as established by the Committee.

3.        ADMINISTRATION.

The Plan shall be administered by the Committee, which shall have full authority and discretion to interpret the Plan, to establish rules and regulations relating to the Plan, to determine the criteria for eligibility to participate in the Plan, the performance targets under the Plan and the amount of the Awards, and to make all other determinations and take all other actions necessary or appropriate for the proper administration of the Plan. The Committee may, at its discretion, delegate any of its responsibilities hereunder as it deems appropriate. The Committee's interpretation of the Plan, and all actions taken within the scope of its authority, shall be final and binding on the Company, its stockholders, Participants, Employees, former Employees and beneficiaries.

4.        ESTABLISHMENT OF GOALS; GRANT OF AWARDS.

The Committee shall approve the level of performance goals which must be achieved during each Performance Period in order for a Participant to earn an Award payable under the Plan. Each Participant shall be granted an Award, if any, for that Performance Period determined by the Committee in its sole discretion.

5.        PAYMENT OF AWARDS.

         (i) Subject to the provisions of Section 6, the Committee may authorize payment of Stock to the Participant during the Performance Period equal to a designated percentage of the value of such Participant's Target Award for that Performance Period. The amount of Stock received shall be calculated using the Fair Market Value of the Stock on such date.

         (ii) Subject to the provisions of Section 6, each Participant shall be eligible to receive after the close of a Performance Period Stock equal to the remaining value of such Participant's actual Award for that Performance Period. The amount of Stock received shall be calculated using the Fair Market Value of the Stock as of the date in which the Committee determines the value of the Award.

         (iii) Subject to the provisions of this Section 5 and Section 6, an Award shall be paid as soon as practicable after the Committee has determined
(i) that the Participant is eligible to receive such Award and (ii) the value of the Award.


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         (iv)  The Committee may defer payment of an Award, or a portion thereof, at its discretion.

         (v) In the event of a Sale, the Committee, in its sole discretion, may terminate any or all active Performance Periods with respect to any Participant ("Termination Date") and pay such Participant Stock equal to the value of such Participant's Target Award for the terminated Performance Period, less any payment previously made in respect of that Performance Period. The amount of Stock received shall be calculated using the Fair Market Value of the Stock on the Termination Date.

6.       LIMITATIONS ON RIGHTS TO PAYMENT OF AWARDS.

         (i) No Participant shall have any right to receive payment of any unpaid portion of an Award under the Plan for a Performance Period unless the Participant remains in the employ of the Company or any of its affiliates through the the date of payment of an Award. However, in the event that, prior to the end of the Performance Period, a Participant's employment with the Company and its affiliates terminates due to the Participant's death or Disability or Retirement, the Participant (or, in the event of the Participant's death, the person or estate determined under Section 7) shall remain eligible to receive a portion of the Award based on the amount of time the Participant was employed during the Performance Period. Notwithstanding the preceding two sentences, the Committee may, if in the reasonable opinion of the Committee circumstances warrant such action, approve payment of an Award to a Participant whose employment terminates prior to the Award Payment Date for reasons other than death or Disability or Retirement.

         (ii) Those Participants hired during a Performance Period may, in the Committee's discretion, be eligible to receive, subject to this Section 6, a portion of the Award based on the amount of time the Participant was employed during the Performance Period; provided, however, that Participants hired during the fourth quarter of a Performance Period shall not be eligible to receive an Award for such period.

7.       DESIGNATION OF BENEFICIARY.

A Participant may designate a beneficiary or beneficiaries who, in the event of the Participant's death prior to full payment of any Award hereunder, shall receive payment of any Award due under the Plan. Such designation shall be made by the Participant on a form prescribed by the Committee. The Participant may, at any time, change or revoke such designation. A beneficiary designation will be effective only if it is made in writing on a


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form provided by the Company. If the Participant does not designate a beneficiary or the beneficiary dies prior to receiving any payment of an Award, Awards payable under the Plan shall be paid to the Participant's estate. If the beneficiary dies after receiving any payment of an Award, any amounts remaining to be paid shall be paid to the beneficiary's estate.

8.        AMENDMENTS.

The Board of Directors may at any time amend (in whole or in part) this Plan provided that no such amendment shall adversely affect an Award previously granted.

9.        TERMINATION.

The Board of Directors may terminate this Plan (in whole or in part) at any time. The termination shall not adversely affect an Award previously granted.

10.       MISCELLANEOUS PROVISIONS.

          (i) This Plan is not a contract between the Company and its Employees; it is totally gratuitous on the part of the Company. No Employees or other person shall have any claim or right to be granted an Award under this Plan. Neither the establishment of this Plan, nor any action taken hereunder, shall be construed as giving any Employee any right to be retained in the employ of the Company.

          (ii) A Participant's right and interest under the Plan may not be assigned or transferred, except as provided in Section 7 hereof, and any attempted assignment or transfer shall be null and void and shall extinguish the Company's obligation under the Plan to pay Awards with respect to the Participant.

          (iii) The Plan shall be unfunded except that the Company may establish a grantor trust to assist it in meeting its obligations hereunder.

          (iv) The Company shall have the right to deduct from Awards paid any taxes or other amounts required by law to be withheld.

          (v) The Stock may consist, in whole or in part, of unissued Stock or treasury Stock.

          (vi) The Plan shall be construed, interpreted and governed in accordance with the laws of the State of Maryland, without reference to rules relating to conflicts of law.

11.       EFFECTIVE DATE


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The Plan shall be effective as of January 1, 1997.